Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER 2014 OPERATING RESULTS

•	Earnings of $158 million

•	Consumer loan and lease originations of $5.8 billion

•	Annualized net credit losses of 2.0% on average consumer finance receivables

•	End of period earning assets of $38.2 billion

FORT WORTH, TEXAS October 23, 2014 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced earnings of $158 million for the quarter ended September 30, 2014, compared to $161 million for the quarter ended September 30, 2013. Earnings for the nine months ended September 30, 2014 were $478 million, compared to $445 million for the nine months ended September 30, 2013. Earnings include $7 million and $29 million in pre-tax acquisition and integration expenses for the quarter and nine-month period ended September 30, 2013, respectively.

Consumer loan originations were $4.1 billion for the quarter ended September 30, 2014, compared to $3.6 billion for the quarter ended June 30, 2014, and $2.5 billion for the quarter ended September 30, 2013. Consumer loan originations for the nine months ended September 30, 2014 were $11.1 billion, compared to $6.3 billion for the nine months ended September 30, 2013. The outstanding balance of consumer finance receivables totaled $25.3 billion at September 30, 2014.

Operating lease originations of General Motors Company (“GM”) vehicles were $1.7 billion for the quarter ended September 30, 2014, compared to $1.5 billion for the quarter ended June 30, 2014 and $727 million for the quarter ended September 30, 2013. Operating lease originations for the nine months ended September 30, 2014 were $4.1 billion, compared to $2.2 billion for the nine months ended September 30, 2013. Leased vehicles, net, totaled $5.8 billion at September 30, 2014.

The outstanding balance of commercial finance receivables was $7.2 billion at September 30, 2014 compared to $7.1 billion at June 30, 2014 and $6.7 billion at December 31, 2013.

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Consumer finance receivables 31-to-60 days delinquent were 3.9% of the portfolio at September 30, 2014, compared to 3.8% at September 30, 2013. Accounts more than 60 days delinquent were 1.7% of the portfolio at September 30, 2014, compared to 1.5% a year ago.

Annualized net credit losses were 2.0% of average consumer finance receivables for the quarter ended September 30, 2014 compared to 1.9% a year ago. For the nine months ended September 30, 2014, annualized consumer net credit losses were 1.8%, compared to 1.9% for the nine months ended September 30, 2013.

The Company had total available liquidity of $8.0 billion at September 30, 2014, consisting of $1.5 billion of unrestricted cash, $4.7 billion of borrowing capacity on unpledged eligible assets, $819 million of borrowing capacity on unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

The Company acquired Ally Financial’s auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Colombia and Mexico on April 1, 2013 and acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013. The Company also acquired Ally Financial’s auto finance and financial services operations in Brazil on October 1, 2013. The results of operations of the acquired entities are included since their respective acquisition dates.

About GM Financial

General Motors Financial Company, Inc. is the captive finance company for and a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2013. Such risks include – but are not limited to – our ability to close the acquisition of Ally Financial’s equity interest in its auto finance and financial services operations in China and operate that business successfully, changes in general economic and business conditions, GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Europe and Latin America, interest rate and currency fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the viability of GM-franchised dealers that are commercial loan customers, the prices at which used cars and end of term leased vehicles are sold in the wholesale markets, and changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, Dollars in Millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Finance charge income	$883	$647	$2,595	$1,709
Leased vehicle income	297	172	735	415
Other income	81	48	219	119

	1,261	867	3,549	2,243

Costs and expenses
Operating expenses	297	203	846	502
Leased vehicle expenses	228	133	563	314
Provision for loan losses	160	117	408	311
Interest expense	368	168	1,037	414
Acquisition and integration expenses	—	7	—	29

	1,053	628	2,854	1,570

Income before income taxes	208	239	695	673
Income tax provision	50	78	217	228

Net income	$158	$161	$478	$445

Consolidated Balance Sheets

(Unaudited, Dollars in Millions)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$1,517	$1,074
Finance receivables, net	31,722	29,282
Restricted cash	2,060	1,958
Property and equipment, net	165	132
Leased vehicles, net	5,796	3,383
Deferred income taxes	357	359
Goodwill	1,245	1,240
Related party receivables	195	129
Other assets	516	433

Total assets	$43,573	$37,990

Liabilities and Shareholder’s Equity
Liabilities
Secured debt	$22,932	$22,073
Unsecured debt	10,842	6,973
Accounts payable and accrued expenses	990	946
Deferred income	317	168
Deferred income taxes	21	87
Taxes payable	239	287
Related party taxes payable	877	643
Related party payables	603	368
Other liabilities	194	160

Total liabilities	37,015	31,705

Shareholder’s equity	6,558	6,285

Total liabilities and shareholder’s equity	$43,573	$37,990

Operational and Financial Data

(Unaudited, Dollars in Millions)

	Three Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$1,957	$2,127	$4,084	$1,270	$1,233	$2,503
GM lease originations	$1,742	$13	$1,755	$727	—	$727
GM new vehicle loans and leases as a percent of total loan and lease originations	65.5%	87.7%	73.6%	56.0%	85.0%	67.1%

	Nine Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Consumer finance receivables originations	$4,874	$6,255	$11,129	$3,980	$2,350	$6,330
GM lease originations	$4,064	$13	$4,077	$2,180	—	$2,180
GM new vehicle loans and leases as a percent of total loan and lease originations	62.7%	87.6%	73.0%	55.5%	85.4%	63.7%

	Three Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$12,383	$12,943	$25,326	$11,438	$7,448	$18,886
Average commercial finance receivables	2,404	4,519	6,923	1,244	3,781	5,025

Average finance receivables	14,787	17,462	32,249	12,682	11,229	23,911
Average leased vehicles, net	5,299	5	5,304	2,883	4	2,887

Average earning assets	$20,086	$17,467	$37,553	$15,565	$11,233	$26,798

	Nine Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Average consumer finance receivables	$11,924	$12,585	$24,509	$11,281	$4,801	$16,082
Average commercial finance receivables	2,235	4,649	6,884	998	2,428	3,426

Average finance receivables	14,159	17,234	31,393	12,279	7,229	19,508
Average leased vehicles, net	4,352	3	4,355	2,393	4	2,397

Average earning assets	$18,511	$17,237	$35,748	$14,672	$7,233	$21,905

	September 30, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Consumer finance receivables	$12,674	$12,604	$25,278	$11,493	$11,757	$23,250
Commercial finance receivables	2,513	4,638	7,151	1,975	4,725	6,700
Leased vehicles	5,785	11	5,796	3,381	2	3,383

Ending Earning Assets	$20,972	$17,253	$38,225	$16,849	$16,484	$33,333

	September 30, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Consumer
Pre-acquisition consumer finance receivables - outstanding balance	$460	$200	$660	$931	$363	$1,294

Pre-acquisition consumer finance receivables - carrying value	$401	$197	$598	$826	$348	$1,174
Post-acquisition consumer finance receivables, net of fees	12,214	12,404	24,618	10,562	11,394	21,956

	12,615	12,601	25,216	11,388	11,742	23,130
Less: allowance for loan losses	(536)	(72)	(608)	(468)	(29)	(497)

Total consumer finance receivables, net	12,079	12,529	24,608	10,920	11,713	22,633

Commercial
Commercial finance receivables, net of fees	2,513	4,638	7,151	1,975	4,725	6,700
Less: allowance for loan losses	(17)	(20)	(37)	(17)	(34)	(51)

Total commercial finance receivables, net	2,496	4,618	7,114	1,958	4,691	6,649

Total finance receivables, net	$14,575	$17,147	$31,722	$12,878	$16,404	$29,282

	September 30, 2014			December 31, 2013
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of post-acquisition consumer finance receivables	4.4%	0.6%	2.5%	4.4%	0.3%	2.3%

Allowance for loan losses as a percentage of commercial finance receivables	0.7%	0.4%	0.5%	0.9%	0.7%	0.8%

	September 30, 2014			September 30, 2013
	North America	International	Total	North America	International	Total
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	6.8%	0.9%	3.9%	6.0%	0.6%	3.8%
Greater than 60 days	2.4	1.0	1.7	2.2	0.6	1.5

Total	9.2%	1.9%	5.6%	8.2%	1.2%	5.3%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio

	Three Months Ended September 30,
	2014			2013
	North America(a)	International	Total	North America(a)	International	Total
Charge-offs	$194	$36	$230	$153	$18	$171
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	13	2	15	34	4	38

Total credit losses	$207	$38	$245	$187	$22	$209

	Nine Months Ended September 30,
	2014			2013
	North America(a)	International	Total	North America(a)	International	Total
Charge-offs	$543	$102	$645	$401	$18	$419
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	52	7	59	123	9	132

Total credit losses	$595	$109	$704	$524	$27	$551

(a)	Total credit losses on the portfolio in the North American Segment is composed of repossession credit losses and mandatory credit losses.

The following table presents credit loss data (which includes charge-offs on the post-acquisition portfolio and write-offs of contractual amounts on the pre-acquisition portfolio) with respect to our consumer finance receivables portfolio (dollars in millions):

	Three Months Ended September 30,
	2014			2013
	North America	International(a)	Total	North America	International(a)	Total
Repossession credit losses	$207	$38	$245	$187	$22	$209
Less: recoveries	(106)	(12)	(118)	(105)	(15)	$(120)

Net credit losses	$101	$26	$127	$82	$7	$89

Net annualized credit losses as a percentage of average consumer finance receivables(b):	3.2%	0.8%	2.0%	2.8%	0.4%	1.9%
Recoveries as a percentage of gross repossession credit losses:	56.6%			58.7%

	Nine Months Ended September 30,
	2014			2013
	North America	International(a)	Total	North America	International(a)	Total
Repossession credit losses	$595	$109	$704	$524	$27	$551
Less: recoveries	(339)	(45)	(384)	(313)	(15)	(328)

Net credit losses	$256	$64	$320	$211	$12	$223

Net annualized credit losses as a percentage of average consumer finance receivables(b):	2.9%	0.7%	1.8%	2.5%	0.4%	1.9%
Recoveries as a percentage of gross repossession credit losses:	59.0%			60.3%

(a)	Repossession credit losses for the International Segment includes the write-down of defaulted receivables to net realizable value.
(b)	Average consumer finance receivables are defined as the average receivable balance excluding the carrying value adjustment.

	Three Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.8%	3.6%	3.1%	3.0%	3.0%	3.0%

	Nine Months Ended September 30,
	2014			2013
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percent of average earning assets(a)	2.8%	3.6%	3.2%	3.1%	3.1%	3.1%

(a)	Excluding lease and acquisition and integration expenses.

Investor Relations contact:

Stephen Jones

(817) 302-7119